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                                                                    EXHIBIT 10.4

                                     LEASE
                                  (COMMERCIAL)


Made the 26th day of August 1994.

BETWEEN:

Peter Vanderkloet (the "Landlord")

                                     -and-

Edwards Arabians Inc. (the "Tenant")

    In consideration of the rents, covenants and obligations stipulated herein the Landlord and the Tenant have agreed to enter into a Lease of the premises known municipally as:

R.R. #2, Addison Road, Addison, Ontario.

and more particularly described in:      Schedule A attached (the "Premises").
                                         Schedule B attached (the "Premises").
                                         Schedule C attached (the "Premises").

1.  GRANT OF LEASE

    (1) The Landlord leases the Premises to the Tenant:
        (a) at the Rent set forth in Section 2;
        (b) for the Term set forth in Section 3; and
        (c) subject to the conditions and in accordance with the covenants, obligations and agreements herein.

2.  RENT

    (1) Rent means the amounts payable by the Tenant to the Landlord pursuant to this Section and includes Additional Rent.

    (2) The Tenant covenants to pay to the Landlord, during the Term of this Lease rent as follows:

        (a) during the first five years of the Term, the sum of $4,500.00 per annum, (all inclusive) payable quarterly, three months in advance, in equal installments of $1,125.00 on the first day of each and every quarter, commencing on the day of the Term;
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    (3) The Landlord shall provide the Tenant with the option to Lease approximately 6 acres of land as described in Schedule C located in the south-west corner of the Landlord's property;

        (a) and the Tenant can exercise this option at any time after April 01, 1995 upon 90 days written Notice for any specific period, but not exceeding the final expiration date of the Lease

    (4) The Additional Rent for the land as described in 3.(3) shall increase the Rent to the Landlord at a rate of $50.00 per month and shall be paid to the Landlord as set out in 2.(7)

    (5) The Tenant further covenants to pay all other sums required by this Lease to be paid by him and agrees that all amounts payable by the Tenant to the Landlord pursuant to the provisions of this Lease shall be deemed to be additional rent ("Additional Rent")

    (6) The Landlord and the Tenant agree that it is their mutual intention that this Lease shall be a completely carefree net Lease for the Landlord and that the Landlord shall not, during the Term of this Lease, be required to make any payments in respect of the Premises other than charges of a kind personal to the Landlord (such as income and estate taxes, mortgage payments, hydro charges, etc.)

        (a) and to effect the said intention of the parties, the Landlord promises to pay the following expenses related to the Premises;

            (i)     property taxes and licenses;
            (ii)    utilities including electricity and water;
            (iii)   property taxes and rates, duties and assessments;
            (iv)    maintenance;
            (v)     insurance premiums on the buildings;
            (vi) sales tax and any other taxes imposed on the Landlord respecting the Rent;
            (vii) all other charges, impositions, costs and expenses of every nature and kind whatsoever;

        (b) the Landlord agrees to maintain and pay for all costs associated with the supply of water and electricity from his house to the point of distribution in the barn.

    (7) Additional Rent shall be payable in monthly installments in advance on the same dates stipulated for payment of Rent in Section 2(2)(a).
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3.  TERM

    (1) The tenant shall have possession of the Premises for a period of five years, commencing on first day of October 1994. (the "Term").

        (a) and the Landlord agrees to provide a 30 day Fit-Up Period prior to the commencement of the Lease at no extra cost to the Tenant.

4.  USE

    (1) During the Term of this Lease, the Landlord agrees to allow the Tenant full and unrestricted use of all areas within the barn as described in Schedule A and the Tenant agrees that such usage shall be solely for all activities related to the board and care of horses;

        (a) and usage for any purpose other than above shall not be without the express consent of the Landlord given in writing.

    (2) The Landlord and Tenant shall have joint use of the area located in southern portion of the barn as described in Schedule B;

        (a) and the Tenant shall cooperate with the Landlord with the movement of the Landlord's machinery and equipment in and out of the area described in 4.(1)

    (3) The Landlord agrees to provide, upgrade and maintain at his own expense a 15 foot wide gravel driveway which will provide 15 feet of clear access for the Tenant from the Addison Road to the gate which leads to the Tenant's leased land;

        (a) and the driveway which is described in 4.(3) shall be adequate to support typical farm-type vehicular traffic. i.e. tractors, hay wagons, dump trucks, horse trailers, etc.

5.  REPAIR AND MAINTENANCE

    (1) The Tenant covenants that during the term of this Lease and any renewal thereof, the Tenant shall keep in good condition the Premises including all alterations and additions made thereto, and shall, with or without notice, promptly make all needed repairs and all necessary replacements as would a prudent owner:

        (a) but the Tenant shall not be liable to effect repairs attributable to
        reasonable   wear and tear, or to damage caused by fire, lightning or
        storm.

    (2) The Landlord agrees to allow the Tenant to fertilize and seed any and all lands leased by the Tenant and at the Tenant's sole discretion.
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    (3) The tenant agrees to provide snow blowing service to the Landlord's driveway as required and at the Tenant's sole discretion from the Addison Road to the gate leading to the leased land. (see Schedule A) This service will be provided by the Tenant at no cost to the Landlord throughout the Term of the Lease;

        (a) and the Landlord agrees to cooperate with the Tenant with the moving of vehicles to facilitate the snow blowing service as described in 5.(3)

        (b) the Tenant further agrees that he will maintain the snow blowing duties on his leased land at no cost to the Landlord throughout the Term of the Lease.

6.  ALTERATIONS AND ADDITIONS

    (1) If the Tenant, during the Term of this Lease or any renewal of it, desires to make any alterations or additions to the Premises, including but not limited to: erecting partitions, attaching equipment, and installing necessary furnishings or additional equipment of the Tenant's business, the Tenant may do so at his own expense, at any time.

    (2) The Tenant agrees to provide all labor, materials and equipment necessary for the installation of the water and electrical services from the Landlord's house to the barn;

        (a) the cold water supply shall originate in the Landlord's laundry room and terminate at a yard hydrant inside the man-door at the south end of the barn;

        (b) and the 30 AMP electrical supply shall originate from the Landlord's main electrical panel at the south-east corner of his basement and exit his house at the north-east corner of his laundry room;

        (c) the ducts for the water and electrical shall be of 3/4" black poly pipe and shall be buried in a trench provided at the Tenant's cost.

            (i) the trenching for the water and electrical services as described in 6. (2)(a), (b), and (c) shall be executed prior to the Landlord's driveway improvements as described in 4.(3)

            (ii) and the Tenant agrees to re-instate the Landlord's lawn to its original condition after the trench for the water and electrical services described in 6. (2)(c)(i) is back-filled.

    (3) During the Term of this Lease, the Landlord agrees to allow the Tenant to erect new electric or wood fencing and/or repair any existing fencing at the Tenant's discretion and without any restrictions from the Landlord in the areas described on Schedule A.
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7.  INSURANCE

    (1) During the Term of this Lease and any renewal thereof the Landlord shall maintain with respect to the Premises, insurance coverage insuring against:

        (a) loss or damage by fire, lightning, storm an other perils that may cause damage to the Premises or the property of the Landlord in which the Premises are located as are commonly provided for as extended perils coverage or as may be reasonably required and obtained by the Landlord;

            (i) and the insurance policy shall provide coverage on a replacement cost basis in an amount sufficient to cover the cost of all signs and leasehold improvements;

        (b) liability for bodily injury or death or property damage sustained by third parties.

    (2) The Landlord may choose to include on his policy rental income protection insurance with respect to fire and other perils normally to the extent of one year's Rent payable under this Lease.

    (3) The Tenant covenants to keep the Landlord indemnified against all claims and demands whatsoever by any person, whither in respect of damage to person or property, arising out of or occasioned by the maintenance, use or occupancy of the Premises or the subletting or assignment of same or any part thereof.

    (4) The Tenant shall carry insurance in his own name insuring against the risk of damage to the Tenant's property with the Premises caused by fire or other perils and the policy shall provide for coverage to protect the Tenant's stock-in-trade, equipment, Trade Fixtures, decorations and improvements.

8.  TERMINATION UPON NOTICE AND AT END OF TERM

    (1) The Landlord shall provide the Tenant the option to terminate the Lease on any anniversary date upon 90 days written notice from the Tenant to the Landlord prior to the anniversary date.

    (2) At the Termination of the Lease, the Landlord shall have the option of purchasing from the Tenant certain specified improvements as follows;

        (a) all interior perimeter wall framing and plywood for the sum of $1,500.00.

        (b) and if the Landlord does not exercise this option, the Tenant will then remove these improvements at his own cost.
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    (3) If the Lease is terminated between the 12th and the 24th month, the owner shall reimburse the Tenant the sum of $2,000.00 to cover the capital costs of the water and electrical services from the house to the barn;

    (4) If the Lease is terminated between the 24th and the 36th month, the owner shall reimburse the Tenant the sum of $1,500.00 to cover the capital costs of the water and electrical services from the house to the barn;

        (a) and it is understood that the aforementioned water and electrical services shall become the property of the Landlord after the 36th month of this Lease.

        (b) upon Termination, all manure is to be removed from the barn and from the property unless the Landlord agrees to have it moved to a site elsewhere on the Landlord's property.

        (c) upon Termination of the Lease, the Tenant agrees to return the property to the Landlord in its original condition.


9.  NOTICE

    (1) Any Notice required or permitted to be given by one party to the other pursuant to the terms of this Lease may be given to:

        (a)    the Landlord at:       (b)  the Tenant at the Premises or at:

               Peter Vanderkloet,          Edwards Arabians Inc.
               R.R. #2, Addison Road       240 Argyle Avenue
               Addison, Ontario            Ottawa, Ontario
               KOE 1AO                     K2P 1B9

               1-613-924-2955              1-613-230-9803
                                           1-613-230-8276 (Fax)

    (2) The above addresses may be changed at any time by giving ten (10) days written Notice.

    (3) Any Notice given by one party to the other in accordance with the provisions of this Lease shall be deemed conclusively to have been received on the date delivered if the Notice is served personally or seventy-two (72) hours after mailing if the Notice is mailed.
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    In Witness of the foregoing covenants, the Landlord and the Tenant have executed this Lease.


Witness


____________________________________    _________________________________
                                        Landlord



Witness


____________________________________    _________________________________
                                        Tenant


Dated at ___________________ this_____day of___________________1994

                                   SCHEDULE A


        to Lease made between



Edwards Arabians Inc.                        the Landlord


                                and



Peter Vanderkloet                            the Tenant



See attached sheet.  (Map of property on Addison Road)
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                                   SCHEDULE B



        to Lease made between



Edwards Arabians Inc.                        the Landlord


                                and



Peter Vanderkloet                            the Tenant



See attached sheet.  (Map)
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                                   SCHEDULE C


        to Lease made between



Edwards Arabians Inc.                        the Landlord


                                and



Peter Vanderkloet                            the Tenant



See attached sheet.  (Map of property on Addison Road)